Exhibit 10(g)(11)



                           THE QUAKER
            SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM
   (As Amended and Restated Effective as of September 1, 1996)


      The Quaker Supplemental Executive Retirement Program (the "Program") is amended and restated effective as of September 1, 1996, by The Quaker Oats Company. The Program is intended to be an unfunded plan maintained primarily to provide deferred compensation for a select group of highly compensated employees within the meaning of Sections 201(2), 301(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 and to comply with Department of Labor Reg. Section 2520.104-23 thereunder. The Program is intended to provide benefits to certain senior executives of The Quaker Oats Company to ensure that the overall effectiveness of its executive compensation program will attract, retain and motivate qualified senior executives.

                            SECTION I
                           DEFINITIONS

When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:

     1.1  "Administrator" means the Senior Vice President - Human
Resources of the Company.

     1.2  "Affiliated   Company"  means  any  trade  or  business
entity, or a predecessor company of such entity, if any, which is a member of a controlled group of corporations of which the Company is also a member.

     1.3 "Average Annual Earnings" means the amount equal to the sum of the Participant's Earnings for the five consecutive calendar years during which Earnings were highest occurring within the Participant's last ten Years of Service, divided by five.

     1.4 "Retirement Plan" means The Quaker Retirement Plan as amended from time to time or any successor thereto. In the event that a Participant does not have any accrued retirement benefit under The Quaker Retirement Plan as of his Termination Date, the Administrator may designate another qualified defined benefit pension plan maintained by the Company or an Affiliated Company as the Retirement Plan for such Participant for purposes of the Program.

     1.5 "Basic Retirement Benefit" means the annual benefit to which a Participant is entitled in total from the Retirement Plan, The Quaker 415 Excess Benefit Plan, The Quaker Eligible Earnings Adjustment Plan, any qualified defined benefit pension plan maintained by the Company or an Affiliated Company, including but not limited to the Fisher-Price Pension Plan, and any nonqualified defined benefit pension plan maintained by the Company or an Affiliated Company, which purpose is to provide benefits not permitted under a qualified defined benefit pension plan pursuant to limits on benefits or earnings imposed by the Internal Revenue Code of 1986, as amended, including but not limited to, Section 404(1) thereof. In addition to the foregoing, the Administrator may specify that the pension benefit equivalent (based upon lump sum-annuity factors consistent with those under the Retirement Plan) of any defined contribution plan account balance to which a Participant is entitled shall be included as part of the Participant's Basic Retirement Benefit. The preceding sentence may not be applied following a Change in Control. The Basic Retirement Benefit shall be based upon payments to a Participant in the form of a single life annuity commencing on his Retirement Date under the Program, with applicable reductions for early commencement based upon such adjustment factors as are applied under the Retirement Plan.

      1.6   "Beneficiary" means the beneficiary of a  Participant
(other   than  a  Surviving  Spouse)  entitled  to  receive   the
Participant's death benefit pursuant to a form of benefit elected by the Participant under the Retirement Plan, if any.

      1.7 "Board" shall mean the Board of Directors of the Company.

      1.8 "Change in Control" shall mean any of the following events occurring when:

     (a) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; provided, however that this paragraph (a) shall not apply to any Person who becomes such a beneficial owner of such Company securities pursuant to an agreement with the Company approved by the Company's Board of Directors (the "Board"), entered into before such Person has become such a beneficial owner of Company securities representing 5% or more of the combined voting power of the Company's then outstanding voting securities;

     (b) during any period of 24 consecutive months (not including any period prior to the execution of this
          Program), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2) or (d) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

     (c) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (d)(1) or
          (d)(2); or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

          (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

          (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

          In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2), (d)(1), or (d)(2) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

      1.9 "Company" means The Quaker Oats Company and any successor thereto.

      1.10  "Compensation Committee" shall mean the  Compensation
Committee of the Board.

      1.11 "Earnings" means the Participant's earnings as that term is defined for purposes of determining the Participant's
Basic Retirement Benefit.

     1.12 "Effective Date" means the Participant's effective date of participation in the Program as specified by the Compensation
Committee as described in Section II.

      1.13  "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

      1.14  "Exchange Act" means the Securities Exchange  Act  of
1934, as amended.

      1.15  "Management  Committee"  shall  mean  the  Management
Committee of the Company as provided for and described in its Bylaws.

      1.16 "Participant" means any employee of the Company or an Affiliated Company who meets the eligibility requirements of
Section II, and is designated and approved by the Compensation Committee for participation in the Program as described in
Section II.

      1.17  "Program"  means  The Quaker  Supplemental  Executive
Retirement Program.

     1.18 "Retirement Date" means a Participant's Retirement Date as described in Section III.

     1.19 "Supplemental Program Benefit" means the annual benefit payable in accordance with the Program.

      1.20 "Surviving Spouse" means the spouse of a Participant who is entitled to receive the Participant's death benefit under the Retirement Plan, if any.

      1.21  "Termination  Date" means the  date  the  Participant
terminates   employment  with  the  Company  and  its  Affiliated
Companies.

      1.22 "Years of Service" means the Participant's years of Service as credited to him in the Retirement Plan (for purposes of vesting). For purposes of determining a Participant's or
Surviving Spouse's eligibility for benefits as described in Sections 3.1, 3.3, and 3.4, the Compensation Committee may designate in writing at any time additional Years of Service to be credited to the Participant as of his Termination Date (to be made a part hereof in Schedule A).

                           SECTION II
                   ELIGIBILITY TO PARTICIPATE

      The Compensation Committee shall designate in writing any employee who is to be a Participant and such employee's Effective Date as a Participant (to be made a part hereof in Schedule A).
Only employees of the Company or an Affiliated Company who are members of the Management Committee, or are officers of the
Company or an Affiliated Company, are eligible to become Participants and may be designated by the Compensation Committee as a Participant. Once an employee becomes a Participant, he shall remain a Participant until his Termination Date and thereafter until all benefits to which he, his Surviving Spouse and Beneficiary are entitled under the Program have been paid.

                           SECTION III
             ELIGIBILITY FOR AND AMOUNT OF BENEFITS

      3.1 Eligibility. A Participant shall be eligible for and receive his Supplemental Program Benefit beginning on his Retirement Date if either: (a) as of his Termination Date he has attained age 50 or more and has completed 15 or more Years of Service; or (b) his Termination Date coincides with or follows a Change in Control, regardless of his age or Years of Service as of his Termination Date. With respect to such a Participant whose Termination Date is on or before age 55, the Participant's Retirement Date shall be the first day of the month following the date on which the Participant reaches age 55. With respect to such a Participant whose Termination Date is after age 55, the Participant's Retirement Date shall be the first day of the month following the Participant's Termination Date.

     3.2 Retirement Benefit. The Supplemental Program Benefit of a Participant payable at his Retirement Date shall be an annual amount, based upon a single life annuity over the life of the Participant, equal to (a) less (b) as follows:

     (a) The amount equal to the Participant's Average Annual Earnings multiplied by the percentage determined in accordance with the following table; and if the Participant has been credited with any additional Years of Service by the Compensation Committee in accordance with Section 1.22 and as designated in Schedule A, further multiplied by the Participant's actual Years of Service (without taking into account such Additional Years of Service) divided by 15:

          (i) For a Participant who at anytime during the five-year period ending on his Termination Date has been the Chief Executive Officer of the Company:

                        Age at
                   Termination Date             Percentage

                      55 or less                     40%
                      56                             42%
                      57                             44%
                      58                             46%
                      59                             48%
                      60                             50%
                      61                             52%
                      62                             54%
                      63                             56%
                      64                             58%
                      65 or greater                  60%

          (ii) For all other Participants:

                           Age at
                      Termination Date         Percentage

                      55 or less                     35%
                      56                             37%
                      57                             39%
                      58                             41%
                      59                             43%
                      60                             45%
                      61                             46%
                      62                             47%
                      63                             48%
                      64                             49%
                      65 or greater                  50%


     (b)   The amount equal to the Participant's Basic Retirement
     Benefit.

      3.3   Death Prior to Termination of Employment.       If  a
Participant who has reached age 50 and has completed 15 Years of Service dies while actively employed by the Company or any Affiliated Company, his Surviving Spouse, if any, shall be entitled to a Supplemental Program Benefit commencing on the first day of the month next following the Participant's death. Such Supplemental Program Benefit shall be determined in accordance with Section 3.2 by using the Participant's date of death as his Termination Date; by multiplying the amount determined under paragraph (a) thereof by 50%; and by using the Surviving Spouse's benefit relating to the Participant's Basic Retirement Benefit at his date of death for purposes of paragraph
(b) thereof.

      3.4 Death Prior to Benefit Commencement. If a Participant who has reached age 50 and has completed 15 Years of Service dies after his Termination Date, but prior to his Retirement Date, his Surviving Spouse, if any, shall be entitled to a Supplemental Program Benefit commencing on what would have been the Participant's Retirement Date. Such Supplemental Program Benefit shall be determined as described in Section 3.3 for the Surviving Spouse, subject to any additional adjustment factors as are applicable under the Retirement Plan with respect to such a Surviving Spouse's benefit.

                           SECTION IV
                  FORM AND PAYMENT OF BENEFITS

      4.1 Form of Benefits. Supplemental Program Benefits payable to a Participant or Surviving Spouse pursuant to Section III will be payable in the same form as is applicable to the Basic Retirement Benefit or Surviving Spouse's benefit payable to the Participant or Surviving Spouse under the Retirement Plan. If the Participant's Basic Retirement Benefit is payable in a form other than a single life annuity over the life of the Participant in accordance with the terms of, or the Participant's election under, the Retirement Plan, then his Supplemental

Program Benefit shall be subject to adjustment by the same adjustment factors as are applied under the Retirement Plan with respect to the Basic Retirement Benefit of the Participant. Notwithstanding the foregoing provisions of this Section, an election made by a Participant under the Retirement Plan with respect to the form of payment of his Basic Retirement Benefit shall not be effective with respect to the form of payment of his Supplemental Program Benefit unless such election is expressly approved in writing by the Administrator with respect to his Supplemental Program Benefit. If the Administrator shall not approve such election in writing, then the form of payment of the Participant's Supplemental Program Benefit shall be selected by the Administrator in his sole discretion.

      4.2 Payment of Benefits. A Supplemental Program Benefit payable to a Participant pursuant to Section 3.2 will commence on his Retirement Date. A Supplemental Program Benefit payable to a Surviving Spouse pursuant to Section 3.3 will commence on the first day of the month next following the Participant's death. A Supplemental Program Benefit payable to a Surviving Spouse pursuant to Section 3.4 will commence on what would have been the Participant's Retirement Date. Payment of a Supplemental Program Benefit will continue to be paid to the Participant, his Surviving Spouse or Beneficiary in the same form and manner as if such benefits were being paid under the Retirement Plan.

     4.3 Acceleration of Payments. The Secretary of the Company is empowered to accelerate the payment of a Participant's
Supplemental Program Benefit to any or all Participants, Surviving Spouses, and Beneficiaries, whether before or after the Participant's Termination Date, Retirement Date, or death. Any such acceleration (including a lump sum payment) shall result in a Supplemental Program Benefit of equivalent value as of the date such accelerated benefit is to commence or be paid, based upon lump sum-annuity factors consistent with those under the Retirement Plan. Any such acceleration must be for reasons of individual hardship, death, changes in the tax laws or accounting principles, or other reasons which negate or diminish the continued value of the Supplemental Program Benefit to the Participants, Surviving Spouses, Beneficiaries or the Company; provided, however, that following a Change in Control, such acceleration may be carried out for any reason deemed appropriate by the Secretary of the Company.

                            SECTION V
                    AMENDMENT AND TERMINATION

      5.1 Amendment and Termination. The Company intends the Program to be permanent but reserves the right to amend or terminate the Program when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board, or the Compensation Committee, and shall be effective as of the date stated in such resolution. No amendment or termination of the Program shall directly or indirectly deprive any Participant, Surviving Spouse, or Beneficiary of all or any portion of any Supplemental Program Benefit payment of which has commenced prior to the effective date of the resolution amending or terminating the Program.

      5.2   Termination  Benefit.   In  the  case  of  a  Program
termination, each actively employed Participant on the Program's termination date shall become vested in his accrued Supplemental

Program Benefit as of such termination date. Such accrued Supplemental Program Benefit shall be calculated as set forth in
Section 3.2 above as if the Participant's Termination Date was the Program's termination date, regardless of the Participant's age and Years of Service. Payment of a Participant's accrued Supplemental Program Benefit shall not be dependent upon his continuation of employment with the Company following the Program termination date, and such Benefit shall become payable at the date for commencement of payment of a Supplemental Program Benefit pursuant to the terms of Section 4.2.

      5.3 Corporate Successors. The Program shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Program shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Program. In the event the Program is not continued by the transferee, purchaser or successor entity, then the Program shall terminate subject to the provisions of Sections
5.1 and 5.2.

                           SECTION VI
                          MISCELLANEOUS

      6.1 Forfeitures of Benefits. Notwithstanding any other provision of the Program, future payment of a Supplemental Program Benefit hereunder to a Participant or any other person will, at the discretion of the Compensation Committee, be discontinued and forfeited, and the Company will have no further obligation hereunder to such Participant or to any other person, if any of the following circumstances occur:

     a. The Participant is discharged from employment for cause;

     b. The Participant engages in competition with the Company prior to attaining age 65; or

     c. The Participant performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.

The Compensation Committee shall have sole and uncontrolled discretion with respect to the application of the provisions of this Section and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

      6.2 No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with Participants without regard to the existence of the Program.

      6.3 Funding. The Program at all times shall be entirely unfunded in accordance with, and for purposes of ERISA, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Program and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Program. Nothing contained in the Program shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

      6.4 Spendthrift Provision. No benefit payable under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Program.

     6.5 Administration. The Administrator shall be responsible for the general operation and administration of the Program and for carrying out the provisions thereof. All provisions set forth in the Basic Retirement Plan with respect to the administrative powers and duties of the Administrator, expenses of administration and procedures or filing claims shall also be applicable to the Administrator with respect to the Program. The Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Program.

      6.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Program, neither the Company nor any individual acting as an employee or agent of the Company or the Administrator shall be liable to any Participant, former Participant, Surviving Spouse, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Program.

      6.7 Gender and Neuter. Where the context admits, words denoting the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

     6.8 Applicable Law. The Program is established under ERISA and will be construed according to the federal laws that govern
"Top Hat" Plans.


           IN WITNESS WHEREOF, this Program is executed by a duly authorized officer of the Company.

                                            THE QUAKER OATS COMPANY


October 14, 1996                            By:   /s/Douglas J. Ralston
                                            Its Senior Vice President

                           THE QUAKER
            SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM

                           Schedule A




                                                  Additional
Participant               Effective Date       Years of Service

William D. Smithburg          8/1/89                 -0-

Frank J. Morgan               8/1/89                 -0-

Luther C. McKinney            8/1/89                 -0-

Paul E. Price                 8/1/89                 -0-

Michael J. Callahan           8/1/89                 -6-

Lawrence M. Baytos            8/1/89                 -0-

Philip A. Marineau            1/8/92                 -0-

Douglas J. Ralston            1/8/92                 -0-

Terry G. Westbrook            1/8/92                 -2-

Walter G. Van Benthuysen      7/14/93                -1-




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